Exhibit 99.3

GW PHARMACEUTICALS PLC

Unaudited Consolidated Financial Statements

As of March 31, 2021 and December 31, 2020 and for the three months ended March 31, 2021 and 2020

GW PHARMACEUTICALS PLC

PART I — FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS

GW PHARMACEUTICALS PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	March 31,	December 31,
	2021	2020
Assets
Cash and cash equivalents	$458,101	$486,752
Accounts receivable, net	84,947	71,168
Inventory	137,627	129,138
Prepaid expenses and other current assets	38,058	42,472

Total current assets	718,733	729,530

Property, plant, and equipment, net	149,591	143,767
Operating lease assets	24,036	25,118
Intangible assets, net	5,271	5,565
Goodwill	6,959	6,959
Deferred tax assets	20,775	20,777
Other assets	8,978	7,795

Total assets	$934,343	$939,511

Liabilities and stockholders’ equity
Accounts payable	$16,672	$21,870
Accrued liabilities	136,101	127,849
Current tax liabilities	420	877
Other current liabilities	7,053	9,210

Total current liabilities	160,246	159,806

Long-term liabilities:
Finance lease liabilities	5,413	5,454
Operating lease liabilities	21,373	22,127
Other liabilities	10,938	11,034

Total long-term liabilities	37,724	38,615

Total liabilities	197,970	198,421

Commitments and contingencies (Note 8)
Stockholders’ equity:
Ordinary shares par value £0.001; 378,505,496 shares outstanding as of March 31, 2021; 375,196,172 shares outstanding as of December 31, 2020	583	577
Additional paid-in capital	1,702,578	1,690,151
Accumulated deficit	(915,764)	(896,087)
Accumulated other comprehensive loss	(51,024)	(53,551)

Total stockholders’ equity	736,373	741,090

Total liabilities and stockholders’ equity	$934,343	$939,511

See accompanying notes to these condensed consolidated financial statements.

GW PHARMACEUTICALS PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues
Product net sales	$152,443	$120,532
Other revenue	23	101

Total revenues	152,466	120,633
Operating expenses
Cost of product sales	11,807	10,769
Research and development	60,634	45,874
Selling, general and administrative	101,052	71,183

Total operating expenses	173,493	127,826

Loss from operations	(21,027)	(7,193)
Interest income	146	1,269
Interest expense	(286)	(284)
Foreign exchange loss	(573)	(20)

Loss before income taxes	(21,740)	(6,228)
Income tax (benefit) expense	(2,063)	1,737

Net loss	$(19,677)	$(7,965)

Net loss per share:
Basic	$(0.05)	$(0.02)

Diluted	$(0.05)	$(0.02)

Weighted average shares outstanding:
Basic	378,566	373,831
Diluted	378,566	373,831

See accompanying notes to these condensed consolidated financial statements.

GW PHARMACEUTICALS PLC

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Net loss	$(19,677)	$(7,965)
Foreign currency translation adjustments	2,527	(14,428)

Comprehensive loss	$(17,150)	$(22,393)

See accompanying notes to these condensed consolidated financial statements.

GW PHARMACEUTICALS PLC

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands)

(unaudited)

					Accumulated
			Additional		Other	Total
	Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Capital	Deficit	Loss	Equity
Balances at December 31, 2020	375,196	$577	$1,690,151	$(896,087)	$(53,551)	$741,090

Issuance of common stock from exercise of stock options	3,309	6	2,324	—	—	2,330
Net loss	—	—	—	(19,677)	—	(19,677)
Common stock withheld for employee tax obligations			(7,685)			(7,685)
Share-based compensation	—	—	17,788	—	—	17,788
Other comprehensive loss	—	—	—	—	2,527	2,527

Balances at March 31, 2021	378,505	$583	$1,702,578	$(915,764)	$(51,024)	$736,373

					Accumulated
			Additional		Other	Total
	Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Capital	Deficit	Loss	Equity
Balances at December 31, 2019	371,069	$570	$1,632,046	$(837,959)	$(68,623)	$726,034

Issuance of common stock from exercise of stock options	1,493	3	—	—	—	3
Net loss	—	—	—	(7,965)	—	(7,965)
Share-based compensation	—	—	11,361	—	—	11,361
Other comprehensive loss	—	—	—	—	(14,428)	(14,428)

Balances at March 31, 2020	372,562	$573	$1,643,407	$(845,924)	$(83,051)	$715,005

See accompanying notes to these condensed consolidated financial statements

GW PHARMACEUTICALS PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(19,677)	$(7,965)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign exchange loss	543	60
Share-based compensation	17,788	11,361
Depreciation and amortization	3,849	2,656
Other	1	27
Changes in operating assets and liabilities:
Accounts receivable, net	(13,803)	(13,630)
Inventory	(7,912)	(8,928)
Prepaid expenses and other current assets	6,367	5,377
Other assets	993	885
Accounts payable	(3,887)	8,585
Current tax liabilities	(2,221)	1,726
Accrued liabilities	9,147	(16,953)
Other liabilities	(2,910)	(1,799)

Net cash used in operating activities	(11,722)	(18,598)

Cash flows from investing activities
Additions to property, plant and equipment	(7,936)	(6,361)
Additions to capitalized software	(2,889)	(535)
Additions to intangible assets - licenses	—	(6,404)

Net cash used in investing activities	(10,825)	(13,300)

Cash flows from financing activities
Proceeds from exercise of stock options	2,330	3
Payments in connection with common stock withheld for employee tax obligation	(7,685)	—
Payments on finance leases	(85)	(73)
Payments on landlord financing obligation	(166)	(143)

Net cash used in financing activities	(5,606)	(213)

Effect of exchange rate changes on cash	(498)	(3,887)
Net decrease in cash and cash equivalents	(28,651)	(35,998)
Cash and cash equivalents at beginning of period	486,752	536,933

Cash and cash equivalents at end of period	$458,101	$500,935

Supplemental disclosure of cash flow information:
Income taxes paid	119	10
Interest paid	286	285
Supplemental disclosure of noncash information:
Property and equipment purchases in accounts payable and accrued liabilities	408	1,661
Right-of-use asset obtained in exchange for operating liabilities	123	275

See accompanying notes to these condensed consolidated financial statements.

GW PHARMACEUTICALS PLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1: Business Overview

GW Pharmaceuticals plc and its subsidiaries (referred to herein as “we,” “us,” “our,” and the “Company”) is a biopharmaceutical company focused on discovering, developing and commercializing novel therapeutics from our proprietary cannabinoid product platform in a broad range of disease areas. The Company is developing a portfolio of cannabinoid medicines, of which the lead product is Epidiolex®, an oral medicine for the treatment of certain refractory childhood epilepsies.

The Company is a public limited company, which has American Depository Shares (ADSs) registered with the U.S. Securities and Exchange Commission (SEC) and has been listed on Nasdaq since May 1, 2013. The Company’s ADSs each represent twelve ordinary shares of GW Pharmaceuticals plc. The Company is incorporated and domiciled in the United Kingdom. The address of the Company’s registered office and principal place of business is Sovereign House, Vision Park, Histon, Cambridgeshire.

On February 3, 2021, the Company entered into a transaction agreement (the Transaction Agreement) with Jazz Pharmaceuticals Public Limited Company, a public limited company incorporated in Ireland (Jazz), and Jazz Pharmaceuticals UK Holdings Limited, a private limited company incorporated in England and Wales and a wholly owned subsidiary of Jazz (Bidco), under which Bidco has agreed to acquire the entire issued and to be issued share capital of the Company by means of a court-sanctioned scheme of arrangement under Part 26 of the U.K. Companies Act 2006, subject to the conditions described therein (the Scheme of Arrangement and such acquisition, the Transaction). On April 23, 2021, the Company held a meeting of shareholders convened with the permission of the High Court of Justice of England and Wales (the Court Meeting) and a general meeting of shareholders (the General Meeting and, together with the Court Meeting, the Shareholder Meetings), in each case in connection with the Transaction. At the Shareholder Meetings, the proposals required to be approved by the Company’s shareholders in order to complete the Transaction were each approved. Completion of the Transaction remains subject to the sanction by the High Court of Justice of England and Wales (the Court) and other customary closing conditions. The Court hearing to sanction the Transaction is currently scheduled for May 5, 2021, and the completion of the Transaction is expected to occur shortly thereafter.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete annual financial statements. In the Company’s opinion, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the Company’s financial statements for interim periods.

The condensed consolidated balance sheet as of December 31, 2020 was derived from audited annual financial statements but does not include all annual disclosures required by U.S. GAAP. These interim financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2020 included in the Company’s Form 10-K. The results of operations for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the full year or any other future periods.

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the condensed consolidated financial statements and accompanying notes. Actual results could differ from these estimates.

The full extent to which the COVID-19 pandemic will directly or indirectly impact our business, results of operations and financial condition, including sales, expenses, reserves and allowances, manufacturing, clinical trials, research and development costs and employee-related amounts, will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning COVID-19 and the actions taken to contain it or treat COVID-19, as well as the economic impact on local, regional, national and international customers and markets. We have made estimates of the impact of COVID-19 within our financial statements and there may be changes to those estimates in future periods. Actual results may differ from these estimates.

Fair Value of Financial Instruments

The carrying values of cash and cash equivalents, trade receivables, interest and other receivables, and accounts payable and accrued liabilities, approximate fair value due to the relative short-term nature of these instruments. The Company’s foreign exchange derivatives are measured at fair value using observable market inputs such as forward exchange rates and are therefore classified within Level 2 of the fair value hierarchy.

Accounts Receivable

Accounts receivable are recorded net of customer allowances for prompt payment discounts, chargebacks, and doubtful accounts. Allowances for prompt payment discounts and chargebacks are based on contractual terms. The Company estimates the allowance for doubtful accounts based on existing contractual payment terms, actual payment patterns of its customers and individual customer circumstances. As of March 31, 2021, the allowance for doubtful accounts was $0.8 million. At December 31, 2020, the allowance for doubtful accounts was $0.3 million. No accounts were written off during the periods presented.

Inventory

Inventory is stated at the lower of cost or estimated net realizable value. The Company uses a combination of standard and actual costing methodologies to determine the cost basis for its inventories which approximates actual cost. Inventory is valued on a first-in, first-out basis. The Company reduces its inventory to net realizable value for potentially excess, dated or obsolete inventory based on an analysis of forecasted demand compared to quantities on hand, as well as product shelf life.

Our inventory production process includes the cultivation of botanical raw material. Because of the duration of the cultivation process, a portion of our inventory will not be sold within one year. Consistent with the practice in other industries that cultivate botanical raw materials, all inventory is classified as a current asset.

Revenue Recognition

The Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity is entitled to in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (Topic 606), the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Revenue for the Company’s product sales has not been adjusted for the effects of a financing component as the Company expects, at contract inception, that the period between when the Company’s transfers control of the product and when the Company receives payment will be one year or less. Product shipping and handling costs are included in cost of product sales.

Epidiolex Product Net Sales

In the United States, the Company sells Epidiolex to specialty pharmacies (SPs) and specialty distributors (SDs). The Company recognizes revenue from product sales upon receipt of product at the SPs and SDs, the date at which the control is transferred, net of the following allowances which are reflected either as a reduction to the related account receivable or as an accrued liability, depending on how the allowance is settled:

Distribution Fees: Distribution fees include distribution service fees paid to the SPs and SDs based on a contractually fixed percentage of the wholesale acquisition cost (WAC), and prompt payment discounts. Distribution fees are recorded as an offset to revenue based on contractual terms at the time revenue from the sale is recognized.

Rebates: Allowances for rebates include mandated discounts under the Medicaid Drug Rebate Program and the Medicare Part D prescription drug benefit, and contractual rebates with commercial payers. Rebates are amounts owed after the final dispensing of the product to a benefit plan participant and are based upon contractual agreements or statutory requirements. The allowance for rebates is based on contracted or statutory discount rates and expected utilization by benefit plan participants. The Company’s estimates for expected utilization of rebates is based on utilization data received from the SPs since product launch. Rebates are generally invoiced and paid in arrears so that the accrual balance consists of an estimate of the amount expected to be incurred for the current quarter’s activity, plus an accrual balance for prior quarters’ unpaid rebates. If actual future rebates vary from estimates, the Company may need to adjust prior period accruals, which would affect revenue in the period of adjustment.

Chargebacks: Chargebacks are discounts and fees that relate to contracts with government and other entities purchasing from the SDs at a discounted price. The SDs charge back to the Company the difference between the price initially paid by the SDs and the discounted price paid to the SDs by these entities. The Company also incurs group purchasing organization fees for transactions through certain purchasing organizations. The Company estimates sales with these entities and accrues for anticipated chargebacks and organization fees, based on the applicable contractual terms. If actual future chargebacks vary from these estimates, the Company may need to adjust prior period accruals, which would affect revenue in the period of adjustment.

Co-Payment Assistance: The Company offers co-payment assistance to commercially insured patients meeting certain eligibility requirements. Co-payment assistance is accrued for based on actual program participation and estimates of program redemption using data provided by third-party administrators.

Product Returns: Consistent with industry practice, the Company offers the SPs and SDs limited product return rights for damages, shipment errors, and expiring product, provided that the return is within a specified period around the product expiration date as set forth in the applicable individual distribution agreement. The Company does not allow product returns for product that has been dispensed to a patient. As the Company receives inventory reports from the SPs and SDs and has the ability to control the amount of product that is sold to the SPs and SDs, it is able to make a reasonable estimate of future potential product returns based on this on-hand channel inventory data and sell-through data obtained from the SPs and SDs. In arriving at its estimate, the Company also considers historical product returns, the underlying product demand, and industry data specific to the specialty pharmaceutical distribution industry.

The Company has launched Epidyolex in Germany and the U.K. and recognizes revenue from product sales in Europe upon delivery of the product, which is the point at which control of the goods is transferred to the customer. The Company recognizes revenue net of standard discounts and allowances, which are reflected as accrued liabilities.

The Company also sells Epidiolex in certain markets outside of the United States under early access programs that enable patients to receive the product prior to regulatory approval. Revenue under early access programs is generally recognized when the product is delivered.

The total amount deducted from gross sales for the allowances described above for the three months ended March 31, 2021 and 2020 was $51.3 million and $31.1 million, respectively.

Sativex Product Net Sales

Sativex is sold outside of the United States for the treatment of spasticity due to multiple sclerosis, or MS, pursuant to license agreements with commercial partners and, beginning in the first quarter of 2020, directly to customers in the U.K.

Under the license agreements, the Company sells fully labeled Sativex vials to its commercial partners for a contractually agreed price, which is generally based on percentages of the commercial partners’ in-market net selling price charged to end customers. Product net sales revenue related to Sativex shipments to commercial license partners is recognized when shipped, at which point the customer obtains control of the product.

In the U.K., the Company recognizes revenue from product sales of Sativex upon delivery of the product, which is the point at which control of the goods is transferred to the customer. The Company recognizes revenue net of standard discounts and allowances, which are reflected as accrued liabilities.

The Company also commercializes Sativex in Australia and New Zealand through a consignment relationship with a local distributor. Product net sales revenues related to Sativex sales in Australia and New Zealand are recognized when the product is sold through to the end customer.

Research and Development Expenses

Research and development expenses are charged to operations as incurred. Research and development expenses include, among other things, internal and external costs associated with preclinical development, pre-commercialization manufacturing expenses, and clinical trials. The Company accrues for costs incurred as the services are being provided by monitoring the status of the trial or services provided and the invoices received from its external service providers. In the case of clinical trials, a portion of the estimated cost normally relates to the projected cost to treat a patient in the trials, and this cost is recognized based on the number of patients enrolled in the trial. As actual costs become known, the Company adjusts its accruals accordingly.

Research and development expense is presented net of reimbursements from reimbursable tax and expenditure credits from the U.K.government. Reimbursable research and development tax and expenditure credits were $1.1 million and $0.8 million for the three months ended March 31, 2021 and 2020, respectively.

Concentration Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, principally consist of cash, cash equivalents, and accounts receivable. The Company’s cash and cash equivalents balances are primarily in depository accounts and money market funds at major financial institutions in accordance with the Company’s investment policy. The Company’s investment policy defines allowable investments and establishes guidelines relating to credit quality, diversification, and maturities of its investments to preserve principal and maintain liquidity. Further, the Company specifies credit quality standards for its customers that are designed to limit the Company’s credit exposure to any single party.

Share-based Compensation

The Company recognizes share-based compensation expense for grants of stock options under the Company’s Long-Term Incentive Plans to employees and non-employee members of the Company’s board of directors based on the grant-date fair value of those awards. The grant-date fair value of an award is generally recognized as compensation expense over the award’s requisite service period. Expense related to awards with graded vesting is generally recognized over the vesting period using the accelerated attribution method.

Income Taxes

The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities along with net operating loss and tax credit carryovers. The Company records a valuation allowance against its deferred tax assets to reduce the net carrying value to an amount that it believes is more likely than not to be realized. When the Company establishes or reduces the valuation allowance against its deferred tax assets, its provision for income taxes will increase or decrease, respectively, in the period such determination is made.

Uncertain tax positions, for which management’s assessment is that there is more than a 50% probability of sustaining the position upon challenge by a taxing authority based upon its technical merits, are subjected to certain recognition and measurement criteria. The Company re-evaluates uncertain tax positions and considers various factors, including, but not limited to, changes in tax law, the measurement of tax positions taken or expected to be taken in tax returns, and changes in facts or circumstances related to a tax position. The Company adjusts the level of the liability to reflect any subsequent changes in the relevant facts and circumstances surrounding the uncertain positions. The Company recognizes interest and penalties related to income tax matters in income tax expense.

On March 11, 2021, the President of the United States signed the American Rescue Plan into law. The new law contains corporate tax revenue raising provisions including expanding the list of “covered employees” under IRC Section 162(m) for the limitation on the deduction for excessive employee remuneration. The Company is evaluating the legislation and does not expect any material impact to the financial statements.

Recently Issued Accounting Standards

ASU 2019-12, Income Taxes: Simplifying the Accounting for Income Taxes: In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes, as part of its initiative to reduce complexity in accounting standards. The amendments in the ASU are effective for fiscal years beginning after December 15, 2020, including interim periods therein. The adoption of the ASU had an immaterial impact on the Company’s interim unaudited condensed consolidated financial statements.

Note 3: Sativex License Agreements

The Company has entered into license agreements for Sativex with major pharmaceutical companies that provide the license partners with exclusive rights in a defined geographic territory to commercialize Sativex for all indications. The Company has retained the exclusive right to manufacture and supply Sativex to license partners on commercial supply terms for the duration of the commercial life of the product. In the first quarter of 2020, the Company reacquired the rights to commercialize Sativex in the U.K. from Bayer AG for approximately $6.4 million. The Company capitalized the cost to reacquire the license as an intangible asset and will amortize the asset over its five-year estimated useful life.

In 2007, the Company entered into an exclusive license agreement with Otsuka Pharmaceutical Co., Ltd. (Otsuka) for the development and commercialization of Sativex in the United States. In December 2017, the Company entered into a mutual termination agreement with Otsuka to return the rights to develop and commercialize Sativex in the United States to the Company. As part of the termination agreement, the Company agreed to pay Otsuka a contingent future milestone payment of $10 million if Sativex achieves FDA approval in the U.S. and a total of $30 million of potential sales-based milestones if U.S. sales of Sativex reach certain thresholds. As of March 31, 2021, no amounts have been accrued related to the contingent payments because it is not probable that the milestones will be achieved.

Note 4: Fair Value Measurements

At March 31, 2021 and December 31, 2020, the Company’s cash equivalents consisted of money market funds, which are classified as Level 1 within the fair value hierarchy defined by authoritative guidance.

The Company enters into foreign exchange forward contracts, with durations of up to 12 months, designed to limit the exposure to fluctuations in foreign exchange rates related to the translation of certain non-U.S. dollar cash flows. Hedge accounting is not applied to these derivative instruments. At March 31, 2021 the Company had foreign exchange derivative assets with an aggregate notional amount of $90.0 million and aggregate fair value of $0.5 million, which are classified as other current assets in our condensed consolidated balance sheets. For the three months ended March 31, 2021, $0.5 million fair value gain was recognized and is included within foreign exchange loss on the statement of operations. The foreign exchange derivative instruments are measured at fair value using observable market inputs such as forward exchange rates and are classified within Level 2 of the fair value hierarchy. The Company did not hold any foreign exchange derivatives as December 31, 2020.

The Company has not transferred any securities between the classification levels.

Note 5: Composition of Certain Balance Sheet Captions:

Inventory consisted of the following:

	March 31,	December 31,
	2021	2020
	(in thousands)
Raw materials	$3,168	$2,691
Work in process	124,702	112,662
Finished goods	9,757	13,785

	$137,627	$129,138

Property, plant and equipment, net, consisted of the following:

	March 31,	December 31,
	2021	2020
	(in thousands)
Buildings	$16,100	$15,957
Machinery and equipment	52,069	51,021
Leasehold improvements	50,688	49,516
Office and IT equipment	7,220	5,890
Construction-in-process	76,934	71,441

	203,011	193,825
Accumulated depreciation	(53,420)	(50,058)

	$149,591	$143,767

Depreciation of property, plant, and equipment was $2.9 million and $2.1 million for the three months ended March 31, 2021 and 2020, respectively. The Company did not have any significant property, plant, or equipment write-offs in the three months ended March 31, 2021 and 2020.

Accrued liabilities consisted of the following:

	March 31,	December 31,
	2021	2020
	(in thousands)
Accrued compensation and benefits	$25,763	$34,830
Accrued vendor fees	25,352	31,445
Clinical trial accruals	14,128	14,845
Accrued growing fees	3,139	3,363
Accrued sales rebates and discounts	51,458	37,403
Other	16,261	5,963

	$136,101	$127,849

Other current liabilities consisted of the following:

	March 31,	December 31,
	2021	2020
	(in thousands)
Finance lease liabilities	$346	$338
Operating lease liabilities	5,934	6,209
Landlord financing	683	665
Other	90	1,998

	$7,053	$9,210

Other liabilities consisted of the following:

	March 31,	December 31,
	2021	2020
	(in thousands)
Landlord financing obligation	$8,747	$8,844
Other	2,191	2,190

	$10,938	$11,034

Note 6: Earnings Per Share

The computation of basic earnings per share (EPS) is based on the weighted-average number of our ordinary shares outstanding. For the purpose of this calculation, vested nominal strike-price options are considered ordinary shares outstanding. The computation of diluted EPS is based on the weighted-average number of ordinary shares outstanding and potentially dilutive common stock equivalents outstanding for the period, primarily shares that may be issued under the Company’s stock option plans, determined using the treasury stock method.

The Company incurred net losses for the three months ended March 31, 2021 and therefore did not include potentially dilutive common stock equivalents in the computation of diluted net loss per share. For the three months ended March 31, 2021, options totaling approximately 16.1 million ordinary shares were excluded from the calculation of diluted net loss per share as their effect would have been anti-dilutive. For the three months ended March 31, 2020, options totaling approximately 13.7 million ordinary shares were excluded from the calculation of diluted net loss per share as their effect would have been anti-dilutive.

Note 7: Share-Based Compensation

Compensation expense for share-based awards is recognized over the requisite service period using the accelerated attribution method. An estimated forfeiture rate has been applied to unvested awards for the purpose of calculating compensation cost. Changes in forfeiture estimates impact compensation cost in the period in which the change in estimate occurs.

The fair value of stock option awards is estimated using the Black-Scholes option-pricing model. The determination of fair value using the Black-Scholes model is affected by the Company’s ADS price as well as assumptions regarding a number of complex and subjective variables, including expected ADS price volatility, risk-free interest rate, expected dividends and projected employee stock option exercise behaviors.

The Company estimates its stock price volatility using a combination of historical stock price volatility and the average implied volatility of options traded in the open market. The risk-free interest rate assumption is based on observed interest rates for the appropriate term of the Company’s stock options. The Company has never declared or paid dividends and has no plans to do so in the foreseeable future. The expected option life assumption is estimated using the simplified method prescribed by ASC Topic 718, Compensation – Stock Compensation, and is based on the mid-point between vest date and expiration date since the Company does not have sufficient exercise history to estimate expected option life of historical grants.

The table below summarizes the total share-based compensation expense included in the Company’s statements of operations for the periods presented:

	Three Months Ended March 31,
	2021	2020
	(in thousands)
Research and development	$4,187	$2,299
Sales, general and administrative	12,644	8,260

	$16,831	$10,559

For the three months ended March 31, 2021 and 2020, $1.0 million and $0.8 million of share-based compensation related to manufacturing operations was capitalized into inventory, respectively.

Note 8: Commitments and Contingencies

As of March 31, 2021, the Company was not a party to any material legal proceedings except as follows: In 2007, the Company entered into a research collaboration agreement with Otsuka Pharmaceutical Co., Ltd., or Otsuka, which expired in June 2013. Otsuka has contacted the Company to assert that it is owed royalty payments under the agreement up to 2% of Epidiolex net sales. While the Company believes Otsuka’s position is without merit, the Company cannot predict the outcome of this matter and cannot provide assurances that the Company will be successful, in whole or in part, in its efforts.

On December 23, 2020, Canopy Growth Corporation filed suit against us in the Western District of Texas, alleging infringement of U.S. Patent No. 10,870,632. Canopy alleges that the process we used to make the crude cannabinoid extract that is used to make Epidiolex is within the scope of its patent. We dispute Canopy’s claims and intend to defend the matter vigorously.

Since the initial filing of the Company’s proxy statement related to the Jazz Transaction (the Proxy Statement), the following 11 complaints have been filed in federal courts in California, New York and Pennsylvania by purported shareholders of the Company against GW and the members of GW’s board of directors, and in one instance against Jazz and Bidco, in connection with the Jazz transaction: Farrell v. GW Pharmaceuticals plc, et al., Case No. 1:21-cv-02344 (filed March 17, 2021) (S.D.N.Y.), Hinton v. GW Pharmaceuticals plc, et al., Case No. 1:21-cv-02379 (filed March 18, 2021) (S.D.N.Y.), Brady v. GW Pharmaceuticals plc, et al., Case No. 1:21-cv-02382 (filed March 18, 2021) (S.D.N.Y.), Warren v. GW Pharmaceuticals plc, et al., Case No. 1:21-cv-02536 (filed March 24, 2021) (S.D.N.Y.), Goodman v. GW Pharmaceuticals plc, et al., Case No. 1:21-cv-01574 (filed March 25, 2021) (E.D.N.Y.), Kent v. GW Pharmaceuticals, plc, et al., Case No. 3:21-cv-00530 (filed March 26, 2021) (S.D. Cal.), Coffman v. GW Pharmaceuticals plc, et al., Case No. 3:21-cv-00537 (filed March 26, 2021) (S.D. Cal.), Shubitowski v. GW Pharmaceuticals plc, et al., Case No. 1:21-cv-02668 (filed March 29, 2021) (S.D.N.Y.), Hurlbut v. GW Pharmaceuticals plc, et al., Case No. 2:21-cv-01500 (filed March 30, 2021) (E.D. Pa.), Olesky v. GW Pharmaceuticals, plc, et al., Case No. 1:21-cv-02741 (filed March 31, 2021) (S.D.N.Y.), and Ochoa v. GW Pharmaceuticals plc, et al., Case No. 3:21-cv-00580 (filed April 2, 2021) (S.D. Cal.) (collectively, the Federal Shareholder Litigation). Each of the complaints in the Federal Shareholder Litigation includes allegations that, among other things, the Proxy Statement omitted certain material information in connection with the Jazz transaction in violation of Sections 14(a) and 20(a) of the Exchange Act, and Rule 14a-9 promulgated under the Exchange Act, and one of those complaints also purports to allege claims that the members of GW’s board of directors breached fiduciary duties in connection with the Jazz transaction, and that GW, Jazz and Bidco aided and abetted those alleged breaches. An additional lawsuit, filed in state court in New York, alleged misrepresentation and concealment claims under New York common law relating to the Proxy Statement: Levy v. Guy, et al., Case No. 603237/2021 (filed March 17, 2021) (N.Y. Sup. Nassau Cty.).

The plaintiffs seek various remedies, including injunctive relief to prevent the consummation of the Jazz transaction unless certain allegedly material information is disclosed, rescission and/or other damages and an award of attorneys’ fees and expenses. On April 14, 2021, GW filed supplemental disclosures to the Proxy Statement on a Current Report on Form 8-K, in response to which five of the 11 federal complaints were voluntarily dismissed without prejudice, and the New York state action was voluntarily discontinued with prejudice.

The Company is not aware of any other proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition or results of operations.